VENDOR AGREEMENT

This VENDOR AGREEMENT (“Agreement)') is made by and between Bodybuilding.com, LLC, a Delaware Limited Liability, located at 2026 8. Silverstone Way, Meridian, ID 83642 (“Bodybuilding. com”) and MusclePharm Corporation (“Vendor”), a Nevada corporation/limited liability company, effective______________,,,...December 3, 2010.

WHEREAS, Bodybuilding.com is an international and domestic retailer of vitamins, dietary supplements, sports supplements, beverages, foods, gym equipment, and fitness clothing;

WHEREAS, Vendor is a provider of vitamins, dietary supplements, sports supplements, beverages, foods, gym equipment, or fitness clothing (“Product” or “Products” and includes any current or new product submitted to or distributed by Bodybuilding.com);

WHEREAS, Bodybuilding.com and Vendor desire Bodybuilding.com to resell Vendor's Products; and

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth and with the intent to be legally bound thereby, Bodybuilding.com and Vendor hereby agree as follows:

I.           POLICIES AND PROCEDURES

Vendor agrees to abide by and be bound by Bodybuilding.c-0m's Policies and Procedures, set forth in Bodybuilding.com's Handbook that relate to: (1) new product submissions; (2) product page submission; (3) product ordering; (4) shipping and receiving; (5) product returns; (6) payment; and (7) products testing, which Vendor received in conjunction with this Agreement (“Handbook”). Bodybuilding.com reserves the right to revise its Handbook upon reasonable notice to Vendor.

II.          NEW PRODUCT SUBMISSIONS AND PRODUCT PAGE SUBMISSIONS

The Handbook sets forth Bodybuilding.com's Policies and Procedures that relate to new product submissions and product page submissions. Bodybuilding.com uses the product descriptions, advertising, marketing materials, write-ups, high resolution pictures, product videos, banners and any other pertinent information for inclusion on Bodybuilding.com's website (“Marketing Information”) submitted by Vendor. Bodybuilding.com reserves the right to make revisions to Vendor's Marketing Information for compliance with the rules and regulations of Food and Drug Administration (“FDA”) or the Federal Trade Commission (“FTC”). It is Vendor's responsibility to provide adequate proof or competent and reliable evidence verifying that there is adequate support for any express or implied product claims or structure/function claims (“Substantiation'') in the Marketing Information, on Product labels, Product packaging, or on Vendor's own website. It is also Vendor's responsibility to promptly submit any updates to the Marketing Information.

m.           PRODUCT ORDERING AND SHIPPING

(a)          The Handbook sets forth Bodybuilding.com's policies and procedures regarding product ordering and shipping and receiving. Vendor will provide Products to Bodybuilding.com for international and domestic retail.

Vendor Agreement

(b)          All shipments will be FOB Bodybuilding.com; the risk of loss shall be on Vendor. Vendor will be responsible for all freight and shipping costs. Deliveries shall be made to the warehouse identified on the Purchase Order (“PO”).

(c)          Acceptance of the shipment shall be deemed to occur only after Bodybuilding.com has had a reasonable opportunity to inspect, review, and count the shipment. Signature of a Bill of Lading shall not be deemed an acceptance of a shipment. Bodybuilding.com's signature on the Bill of Lading is not in any way an agreement to any quantity, quality, or items of a shipment.

(d)          In addition to rights under Article 2 of Idaho's Uniform Commercial Code, Bodybuilding.com or its agent, in its sole discretion may refuse delivery of, or return. any of the following Products pursuant to Section 8 of this Agreement: (1) unordered product; (2) Product that exceeds the amount ordered in the PO; (3) Product received that is damaged or defective, whether latent or obvious;(4) Product not packed, shipped, or labeled in compliance with all applicable federal, state, local laws, ordinances, this Agreement, or Bodybuilding.com's Shipping and Receiving Policy;

(5) Product not timely delivered; (6) Product not in conformity with the PO; and {7) Product not in compliance with any samples or labels previously sent to Bodybuilding.com (collectively, “Nonconforming Goods''), Bodybuilding.com, at its option, may return any Nonconforming Goods, at Vendor's expense or require timely replacement, at Vendor's expense and all without prejudice to Bodybuilding.com's other rights or remedies.

IV.          RETURNS

(a)          Vendor agrees to accept returns for Product for any of the following reasons; (1) return by Bodybuilding.com's customers to Bodybuilding.com in accord with its return policy which is currently for any reason within 90 days of sale; (2) Products that fail to promptly sell, to be determined by Bodybuilding.com in its sole discretion at any time; (3) recalled Product; (4) discontinued Product for any reason within Bodybuilding .corn's sole discretion to determine; (5) damaged or defective Product, whether obvious or latent; (6) mislabeled Product; (7) expired or obsolete Product; (8) Product not in accordance with federal, state, local laws, ordinances or this Agreement; (9) Product that was shipped, but did not comply with Bodybuilding.com’s Shipping and Receiving Policy; (10) bad batches of Product; (11) Product that is in unsalable for any reason and regardless of whether accepted by Bodybuilding.com; or (12) Nonconforming Goods (collectively, “Returned Products”).

(b)          Bodybuilding.com will apply a credit to Vendor's account following the list of Returned Products. Bodybuilding.com may either: (1) discount the Vendor's next invoice for all Returned Products; or (2) demand a refund of any Returned Products from Vendor, payable Net 30, at Bodybuilding.com's discretion.

V.           PAYMENT

(a)          Bodybuilding.com agrees to pay the undisputed amount owing less 2% if such amounts are paid within 15 days from receipt of an accurate invoice or acceptance of Product, whichever is later. All amounts owing are due 45 days from receipt of an accurate invoice or acceptance of Product, whichever is later. Bodybuilding.com may, at its option, offset its payment obligations to Vendor against any monies owed and not yet paid by Vendor under this Agreement

Vendor Agreement

(b)          Vendor agrees to invoice Bodybuilding.com for the prices set forth in its Vendor Price List, provided to Bodybuilding.com in conjunction with the execution of this Agreement. Vendor agrees to provide Bodybuilding.com at least thirty (30) days prior written notice m order to effectuate a price change on the Vendor Price List.

VI.          FDA/FTC COMPLIANCE

(a)          Vendor will immediately notify Bodybuilding.com, in writing, if it is contacted by the FDA or FTC or any other federal, state or local governmental entity regarding any issue relating to any Products.

(b)          In conjunction with Bodybuilding. com's analysis of Vendor's Product(s) for FDA compliance, Vendor agrees to provide Bodybuilding.com with dosage for ingredients in any Product, upon request by Bodybuilding.com, which will be treated as Confidential Information.

(c)        If it comes to attention of Bodybuilding. com or Vendor that a Product is subject to a market withdrawal, corrective action, or recall, Vendor shall be responsible for, initiate, and facilitate the recall, at its own cost and expense and reimburse Bodybuilding. com for any of its cost and expense related to the event and the cost of the Product.

(d)         Vendor agrees that Bodybuilding.com may perform periodic on site facility reviews of any facility where the Products and any components thereof are manufactured, packaged, stored, including, without limitation Vendor or any contract manufacturer that Vendor uses for the Products (''Site Review”). A Site Review may occur with little or no notice to Vendor. Site Reviews will occur during normal business hours. Bodybuilding.com reserves the right to audit Vendor's compliance with GMP and other federal> state, local laws and regulations, and Bodybuilding.com's Policies and Procedures.

VII.         TERM AND TERMINATION

(a)          This Agreement will have an initial term of one (1) year and will automatically renew for successive one (1) year terms thereafter, unless either party notifies the other party in writing thirty

(30) days prior to renewal of its intent not to renew.

(b)         Either party may terminate this Agreement at any time on thirty (30) days’ written notice.

(c)          Either party may terminate this Agreement on two (2) business days’ notice if the other party institutes or suffers the institution against it of bankruptcy, reorganization, liquidation, receivership, insolvency or similar proceedings.

Vendor Agreement

(d)          Bodybuilding.com may continue to sell Vendor's Products after termination of this Agreement until it sells out of the Products, without prejudice to Bodybuilding.com's other rights and remedies.

VlII. INTELLECTUAL PROPERTY

(a)          Vendor grants to Bodybuilding.com the limited, non-exclusive right to use, during the term of this Agreement, the trademarks, trade names, trade dress, copyright, ingredient listing, marketing material, and other intellectual property associated with the Products ('“IP”) for the purpose of promoting and marketing the Products, including, without limitation in advertisements, on its website, for purposes of SEO, for purposes of SEM, and to effectuate effective keyword searches. Bodybuilding.com may continue to use Vendor’s IP after termination of this Agreement until it sells out of the Products, without prejudice to Bodybuilding.com's other rights and remedies.

(b)          Bodybuilding.com grants to Vendor the limited. non-exclusive right to use, during the term of this Agreement, the trademarks and trade names of Bodybuilding.com for the sole purpose of identifying Bodybuilding.com as a distributor of the Products.

(c)          Except as expressly provided herein, neither party will acquire any rights or interest in the other party's trademarks, trade names, trade dress or other intellectual property, and any goodwill generated therein will inure solely to the benefit of the owner party. Each party reserves the right to approve the substance and form of any and all uses of its trademarks, trade names and other intellectual property.

IX. VENDOR REPRESENTATIONS AND WARRANTIES

Vendor agrees and acknowledges that all Products provided to Bodybuilding.com are permitted for sale under applicable federal, state and local laws and compliance guidelines, including, without limitation, any laws or policies administered by the Food and Drug Administration (FDA”) or the Federal Trade Commission (“FTC'). Vendor further agrees and acknowledges that Bodybuilding.com intends to sell only products that are manufactured, marketed, labeled, and packaged in accordance with applicable federal, state and local laws and compliance guidelines. Vendor represents and warrants to Bodybuilding.com that: (a) the Products are compliant with and not in violation of any federal, state, and local code. Laws, rules, and regulations, including, without limitation the Food Drug & Cosmetic Act (“'FD&C Act”), the Controlled Substance Act, Dietary Supplement Health and Education Act of 1994 (“'DSHEA”), and California's Proposition 65; (b) the Products or any ingredient or component thereof have not been marketed as drugs, or as Products that cure diseases, and will not be a “Drug” as defined by U.S.C. §32l(g)(l) et seq; (c) the Products, as well as their packages and containers, bear all markings, warnings and label information required under applicable federal, state and local laws and guidelines; (d) any required approvals, notifications, new dietary ingredient applications related to the Products or any components or ingredients contained within the Products have been made to FDA or any other appropriate federal, state or local government agency;

(e)          it is making a continuing guaranty and undertaking, within the meaning of section 303(c)(2) of the

(f)

Vendor Agreement

(g)          FD&C Act and 21 C.F.R. § 7.12-7.13, that the Products are not adulterated or misbranded within the meaning of the FD&C Act, and the Products are not such that may not be introduced into interstate commerce under sections 404 or 505 of the FD&C Act; (f) Vendor and its facilities are compliant with good manufacturing practices, codified at 21 CFR parts 110 and 111 et seq., if applicable (“GMP”); (g) the Products have been manufactured. packaged, stored and shipped in accordance with the current GMP; {h) the Products contain the ingredients in the amounts that have been specified on the label; (i) the Products are fit and safe for their intended use; (j) Vendor's Marketing Material is compliant with and not in violation of the Federal Trade Commission Act; (k) it has adequate Substantiation for all claims and statements that are set forth in the Marketing Information and on any labeling. packaging, and advertising of the Product and that its Substantiation is accurate and truthful; (1) the Products and/or Marketing Information do not infringe on any third party's intellectual property, including, without limitation patent, copyright, or trademark rights; (m) that Vendor's insurance does not exclude any ingredient or any compound, related compound, concentrate, constituent, botanical source, starting material, extract, element, derivative, byproduct, metabolite. precursor, or excipient thereof that is contained in any of the Products; (n) Vendor's performance of this Agreement is not in conflict with, and will not cause an event of default under, any agreement or instrument to which Vendor is a party or by which Vendor is bound, including, without limitation, any credit, and supply or licensing agreements; and (o) the individual entering into this Agreement on behalf of Vendor has the authority and full power to do so, and all corporate actions have been taken, and all approvals obtained, that are necessary to make this Agreement binding and enforceable as against Vendor.

X.           INDEMNIFICATION

(a)          Vendor agrees to indemnify, defend, and hold harmless Bodybuilding. com and its parent, subsidiaries, affiliated companies. and their respective current and former directors, officers, employees, contractors, stockholders, agents and representatives (collectively, the “Indemnified Parties'', from and against any and all Claims (defined below) arising out of, resulting from, or relating to (1) the Products;(2) the Marketing Information, Substantiation, statements, instructions for use or warnings on label(s). boxes, inserts or other packages or containers for the Product or Products or directions for use or application provided or approved by the Vendor; (3) any act or omission of Vendor, or the employees, contractors, agents or representatives of Vendor, in the furnishing of Products; (4) any actual or alleged infringement by the Vendor of intellectual property rights that relate to Products; (5) the promotion, sale, purchase, resale or use of the Products or any litigation or regulatory action based thereon; (6) any actual or alleged violation of any federal, state or local statute regulation or ordinance; (7) any allegation that any Product provided by Vendor was defective, misleading, harmful or in violation or contravention of any express or implied warranty of Vendor in any way; (8) any actual or alleged breach by Vendor of this Agreement; (9) any actual or alleged breach by Vendor of any representation or warranty contained in this Agreement; or (10) any enforcement, investigation, charges, or other action against brought by any federal, state, or local governmental authority, including, without limitation the FDA or the FTC that in any way relates to the Products or Marketing Information.

Vendor Agreement

(b)          ”Claim(s)” shall mean any and all foreseeable or unforeseeable and alleged or actual actions (including administrative appellate, arbitration, mediation), causes of action (whether in tort, agreement or strict liability, and whether in law, equity, statutory or otherwise), bodily harm or personal injury (including sickness, Disease, psychological. emotional distress, or death of any person). claims, damages (including consequential, direct, economic exemplary, future, incidental, indirect, noneconomic, past, special and punitive), demands, disbursements, judgments, lawsuits, legal proceedings, liability, litigation, losses (including lost income or profit), property damage (including any harm, impairment, theft. loss or loss of use), sanctions, settlement payments. costs or expenses of any nature whatsoever, whether accrued, absolute, contingent or otherwise, including, without limitation, attorneys' fees and costs (whether or not suit is brought), and expert witness fees.

(c)            The Indemnified Parties shall give Vendor prompt written notice of any Claim(s), although failure to do so shall not excuse Vendor's obligations hereunder except to the extent that material prejudice directly results from such a failure. Vendor may assume the defense of such action, subject to written approval of defense counsel by the Indemnified Parties. Vendor may not settle the Claim(s) without the Indemnified Parties' prior written approval. The Indemnified Parties shall provide reasonable assistance to Vendor, at Vendor's expense, in defending the claim and/or may, at its option, participate in the settlement or defense of any such claim with its own counsel and at its own expense.

XI.          INSURANCE

(a)          Vendor shall secure at its own cost and keep in force during the term of this Agreement the following minimum limits of insurance:

Commercial General Liability General Aggregate Limit	$5,000,000
Products/Completed Operations	$5,000,000
Each Occurrence	$5,000,000
Advertising Injury and Personal Injury Aggregate Limit	$5,000,000
Umbrella or Excess Liability	$5,000,000

(b)          Bodybuilding.com, its parent company, affiliated companies, their directors officers, agents, and employees shall be covered as additional insureds on each of the policies listed in subsection (a) without limitation and shall name Bodybuilding. com as an additional insured on the Certificates of Insurance. Coverage provided by Vendor to Bodybuilding.com shall be true primary coverage and non-contributory coverage. Any deductibles or other similar obligation under the policies shall be the sole obligation of Vendor. If coverage is “claims made,” the retroactive date must be prior to this Agreement. Other coverage available to Vendor shall be excess of Bodybuilding.com's coverage and shall not be called upon to contribute to the defense or seuJement of claims until Vendor's coverage has been exhausted. Simultaneously with the execution of this document, Vendor shall provide Bodybuilding.com Certificates of Insurance, evidencing the coverage. Vendor will provide Bodybuilding.com a copy of the insurance policies {including any exhibits. addenda, or anything listing ingredient exclusions), binders, and certificates, upon Bodybuilding.com's request. If coverage for Bodybuilding.com is provided by endorsement to the policy, Vendor shall provide copies of the operative endorsement with the Certificates of Insurance. During the term of this Agreement, Vendor shall not make any material change in coverage or cancel the policies. Vendor's insurance may not exclude any ingredient or any compound, related compound, concentrate, constituent, botanical source, starting material, extract, element, derivative, byproduct, metabolite, precursor, or excipient thereof that is contained in any of its Products

Vendor Agreement

(c)          Vendor is required to annually renew coverage and submit updated Certificates of Insurance and if requested, policies, binders, and certificates to Bodybuilding.com.

(d)          Bodybuilding.com does not represent that the coverage and limits required hereunder will be adequate to protect Vendor and such coverage and limits will not be deemed to be a limitation on Vendor's liability to Bodybuilding.com. if any, arising under this Agreement

(e)          The requirements set forth herein shall remain for a period of five (5) years following expiration or termination of this Agreement

XII.         DISCLAIMER OF LIABILITY

EXCEPT WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 12 HEREIN, BODYBUILDING.COM SHALL NOT BE LIAB.LE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY PROVISION OF TIDS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS), EVEN IF BODYBUILDING. COM HAS BEEN ADVISED BY VENDOR OF THE POSSIBILITY OF SUCH DAMAGES.

XIII.         NOTICES

Any notice or other communication given pursuant to this Agreement shall be in writing and shall be deemed duly given (a) when delivered personally to the party for whom intended (b) five (5) days following deposit of the same into the United States mail (certified mail, return receipt requested, or first class postage prepaid}. (c) when sent by facsimile (With confirmation of delivery), (d) by electronic mail so long as receipt by the other party is acknowledged by the other party or by return receipt, or (e) on the designated day of delivery after being timely given to an overnight delivery service {with confirmation of delivery). Notice shall be deemed given when delivered to the respective addresses set out below, or to such other address as a Party shall specify in the manner required by this Section, as follows:

If to Bodybuilding.com:

Bodybuilding.com, LLC
Attn: Erica W. Stump Esq.
2026 S. Silverstone Way
Meridian, ID 83642
(208) 489-6004
Facsimile: (208) 246-6363
Electronic Mail: erica.stump@Bodybuilding. com

If to Vendor: To the Attorney or Legal Contact identified on the Vendor Information Sheet.

Vendor Agreement

XIV.         MISCELLANEOUS

(a)          Survival. Sections 6, 9, 10, 11. 12, and 13 shall survive termination or expiration of this Agreement.

{b)         Independent Parties. The relationship between Bodybuilding.com and Vendor is that of independent contractors and neither party will be considered, or hold itself out as, an agent, partner, joint venture, or representative of the other for any purpose. Nothing in this Agreement shall be construed to establish a relationship that would allow either party to make representations, warranties or commitments on behalf of the other party.

(c)           Confidential Information. Each party agrees not to use any Confidential Information of the other party for its own use or for any purpose other than to carry out its obligations under this Agreement. “Confidential Information” means any information, technical data, personal and customer Information, financial information, business plans, marketing information, employee or consultant information, technology, suppliers, methodology, know. how, or information qualifying under Idaho's Trade Secrets Act, of the disclosing party that is disclosed by the disclosing party to the receiving party or that is otherwise learned by the receiving party in the course of its business dealings with the disclosing party, and that has been identified as being proprietary and/or confidential or that by the nature of the circumstances surrounding the disclosure. Confidential Information does not include information that (1) is or becomes publically available through no fault of the receiving party; (2) can be shown by documentation to have been known by the receiving party prior to its receipt from the disclosing party; (3) is rightfully received from a third party who did not acquire or disclose such information by a wrongful or tortious act; or (4) can be shown by documentation to have been developed by the receiving party without reference to any Confidential Information. If the receiving party becomes legally obligated to disclose Confidential Information to any governmental entity, the receiving party will give the disclosing party prompt written notice sufficient to allow the disclosing party to seek a protective order or other appropriate remedy. The receiving party will disclose only such information as is required by the governmental entity and will use its reasonable best efforts to obtain confidential treatment for any Confidential Information that is so disclosed. All Confidential Information will remain the exclusive property of the disclosing party, and the receiving party will have no rights, by license or otherwise, to use the Confidential Information except as expressly provided herein.

(d)          Successors; Assignments. This Agreement will be binding on and inure to the benefit of the parties and their respective successors in interest and assigns. Bodybuilding. com may freely assign this Agreement. Vendor may not assign any of this Agreement, without Bodybuilding.com's prior written consent.

(e)          Governing Law; Venue. This Agreement and Handbook and the rights and obligations of the parties will be governed by and construed according to the laws of the state of Idaho, without regard to its choice of law provisions. Any controversy arising under, in connection with or in any way relating to this Agreement and Handbook shall be adjudicated before a state or federal court of competent jurisdiction located in Boise, Ada County, Idaho. By the execution and delivery of this Agreement, each party (i) accepts. generally and unconditionally, the exclusive jurisdiction of such court and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or any argument based upon forum non conveniens.

Vendor Agreement

(f)          Severability. The provisions of this Agreement are severable, and in the event that any provision thereof is determined to be invalid or unenforceable, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions.

(g)          Amendment and Waiver. Except as expressly specified herein, no amendment, waiver or discharge of any provision of this Agreement will be effective unless made in writing, signed by Bodybuilding. com and Vendor.

(h)          Entire Agreement. This Agreement and Handbook constitutes the entire agreement between Vendor and Bodybuilding.com with respect to the subject matter thereof and supersedes all prior agreements. This Agreement governs all transactions related to the subject matter of this Agreement and will supersede, reject, and displace any terms and conditions on Vendor's invoices.

(i)          Counterparts; PDF; Fax. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument. In addition to any other lawful means of execution or delivery, this Agreement may be executed by (a) exchanging portab1e document format (PDF) images by email; or (b) facsimile signatures.

By signing below Vendor is affirming that it is providing the Products to Bodybuilding .com and is making a continuing guaranty and undertaking, within the meaning of section 303(c) (2) of the FD&C Act and 21 C.F.R. § 7.12-7.13 that: (1) for a violation of Section 30l (a) of the FD&C Act that the Products are not adulterated or misbranded within the meaning of the FD&C Act; and (2) For a violation of Section 30l (d) of the FD&C Act that the Products are not such articles that may not be introduced into interstate commerce under Sections 404 or 505 of the FD&C Act.

Bodybuilding.com, LLC		Vendor

Signature		Signature

/s/Erica W. Stump		/s/Brad Pyatt

Printed Name:	Erica W. Stump	Printed Name:	Brad Pyatt
Title:	General Counsel	Title:	CEO
Date Signed:	12-9-10	Date Signed:	12/6/10

Signatory Address (must reside in the U.S.):

4721 Iranton St
Building A
Denver, CO 80239

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